UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2017 (June 21, 2017)

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25 -1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 21, 2017, Allegheny Technologies Incorporated (the “Company”) and certain of its wholly owned domestic subsidiaries entered into a Second Amendment to Revolving Credit and Security Agreement, dated as of June 21, 2017 (the “Second Amendment”), amending that certain Revolving Credit and Security Agreement dated as of September 15, 2015 (as amended, the “Credit Agreement”), by and among the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association as Agent for the Lenders. The Second Amendment (a) extends the term of the Company’s $400 million revolving credit facility (the “Revolver”) and the maturity of its $100 million term loan (the “Term Loan”) under the Credit Agreement to February 28, 2022, (b) reduces the Applicable Margin (as defined in the Credit Agreement) by 0.25% for advances under the Revolver and by 0.50% for the Term Loan and (c) amends certain of the covenants in the Credit Agreement and related defined terms.

The foregoing is a summary of the material terms and conditions of the Second Amendment and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Revolving Credit and Security Agreement, dated as of June 21, 2017, by and among the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Patrick J. DeCourcy
Patrick J. DeCourcy
Senior Vice President, Finance and
Chief Financial Officer

Dated: June 27, 2017